SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 13, 2006

                          RIVIERA HOLDINGS CORPORATION
             (exact name of registrant as specified in its charter)


    Nevada                  000-21430                         88-0296885
(State or other
jurisdiction of             (Commission                      (IRS Employer
corporation)                File Number)                    Identification No.)


2901 Las Vegas Boulevard
Las Vegas, Nevada                                                 89109
(Address of principal office)                                  (Zip code)

Registrant's Telephone number,                               (702) 794-9527
    including area code
                           ------------------------
            (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) [] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)
[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) [] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure.

     On April 13, 2006, Riviera Holdings Corporation (the "Company") was served with a class action complaint that was filed in the District Court of Clark County, Nevada (Case No. A520136) in the name of Todd Veeck, on behalf of himself and all other similarly situated shareholders, against the Company and its directors on April 7, 2006. The complaint refers to the plaintiff as being a shareholder of the Company at all relevant times.


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         The plaintiff alleges, among other things, that the defendants breached their fiduciary duties owed to the Company's shareholders by entering into the Agreement and Plan of Merger, dated April 5, 2006 (the "Merger Agreement"), among the Riv Acquisition Holdings Inc., Riv Acquisition Inc. and the Company at a price that the plaintiff considers to be inadequate.

         The plaintiff requests, among other things, that the court (i) order that the action may be maintained as a class action and certify the plaintiff as the representative of the class consisting of all Company shareholders, other than the defendants and any person or entity related to or affiliated with any of them, (ii) enjoin consummation of the merger contemplated by the Merger Agreement or order rescission of the merger if it is consummated and (iii) direct the defendants to account to the class members for damages.

         The Company believes the plaintiff's allegations are without merit.

         The information in this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as and when expressly set forth by such specific reference in such filing.







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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2006                         RIVIERA HOLDINGS CORPORATION


                                                By: /s/ Duane Krohn
                                                Treasurer and CFO